UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 7, 2010

SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File No.)	77-0191793 (I.R.S. Employer Identification No.)

601 McCarthy Boulevard, Milpitas, California  95035
(Address of principal executive offices) (Zip Code)

(408) 801-1000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Yoram Cedar to the position of Executive Vice President and Chief Technology Officer

On October 7, 2010, SanDisk Corporation (the “Registrant”) appointed Yoram Cedar to the newly formed position of Executive Vice President and Chief Technology Officer effective immediately.  This new role will be responsible for developing and driving the Company’s technology roadmap.  Mr. Cedar will have responsibility for leading technical resources in the existing Technology, Corporate Engineering and Fab Operations and Solid State Drive groups as well as developing emerging technologies and new product architectures.  Since January 2009, Mr. Cedar has served as the Registrant’s Executive Vice President, OEM Business and Corporate Engineering.  Previously, he served as Executive Vice President and General Manager of Mobile and Corporate Engineering (2007-2009), and previous to that as Executive Vice President, Engineering and Handset Business (2005-2007). Prior to October 2005, Mr. Cedar served as the Registrant’s Senior Vice President of Engineering and Emerging Market Business Development.  Mr. Cedar began his career at the Registrant in 1998 when he joined as Vice President of Systems Engineering.  He has extensive experience working in product definition, marketing and development of systems and embedded flash-based semiconductors.  Prior to working with the Registrant, Mr. Cedar was the Vice President of New Business Development at Waferscale Integration, Inc. and has more than 30 years of experience in design and engineering management of electronic systems.  Mr. Cedar earned B.S. and M.S. degrees in Electrical Engineering and Computer Architecture from Technion, Israel Institute of Technology, Haifa, Israel.

In connection with this new responsibility, the Registrant’s Compensation Committee approved modifications to Mr. Cedar’s existing compensation package.  Effective upon his appointment, Mr. Cedar’s annual base salary will be $475,000.  Mr. Cedar’s target bonus remains 90% of his base salary.  Additionally, in connection with his new role, Mr. Cedar was granted a long-term equity incentive award of 60,000 stock options and 13,333 restricted stock units under the Registrant’s 2005 Incentive Plan.

In conjunction with Mr. Cedar’s transition, the Registrant has put in place an interim structure to manage the OEM business while the Registrant considers external and internal candidates to lead its OEM business in the future.

Amended and Restated Change of Control Agreements

The Registrant also entered into amended and restated Change of Control Agreements with Ms. Judy Bruner, the Registrant’s Executive Vice President, Administration and Chief Financial Officer and Mr. Cedar.  The following summary is qualified in its entirety by reference to the form of amended and restated change of control benefits agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The amended and restated Change of Control Agreement modifies the prior Change of Control Agreement entered into with each of the executive officers set forth above.  The amended and restated Change of Control agreement:  (i) eliminates the Registrant’s gross-up in the event of a 280G excise tax and replaces it with a “Best Results” methodology; (ii) reduces the term of the Agreement from 10 years to 4 years; (iii) eliminates the partial single trigger provision in the event of a Change in Control; (iv) reduces the Registrant-paid medical insurance in the event of a Change of Control Termination from 24 months to 18 months; (v) increases the protection period from one year following the Change in Control to three months prior to and eighteen months following a Change in Control and (vi) increases the severance payment in the event of a Change of Control Termination from one times annual base salary and target bonus to one and one-half times annual base salary and target bonus.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Number	Description of Document
10.1	Form of Amended and Restated Change of Control Benefits Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2010
SANDISK CORPORATION

	By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Number	Description of Document
10.1	Form of Amended and Restated Change of Control Benefits Agreement